Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153916-01 on Form S-3 of our reports dated March 10, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of CenterPoint Energy Houston Electric, LLC and subsidiaries appearing in this Annual Report on Form 10-K of CenterPoint Energy Houston Electric, LLC for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 10, 2010